Exhibit 99.1

          HMN Financial, Inc. Announces First Quarter Results


    ROCHESTER, Minn.--(BUSINESS WIRE)--April 22, 2004--HMN Financial, Inc. (HMN) (Nasdaq:HMNF):

    First Quarter Highlights

    --  Net income of $2.1 million, up $731,000 over first quarter of
        2003

    -- Diluted earnings per share up $0.16, or 44.4%, over first quarter of 2003

    -- Net interest income up $1.7 million, or 31.1%, over first quarter of 2003

    --  Net interest margin up 26 basis points over first quarter of
        2003

    -- Gain on sales of loans down $1.1 million, or 71.9%, from first quarter of 2003

    -- Amortization of mortgage servicing rights down $537,000 from first quarter of 2003



EARNINGS SUMMARY                             Three Months Ended
                                                 March 31,
                                         2004              2003
                                      -----------------------------
Net income                           $ 2,120,461         1,389,540
Diluted earnings per share                  0.52              0.36
Return on average assets                    0.96   %          0.76   %
Return on average equity                   10.21   %          7.21   %
Book value per share                 $     18.23             17.24

ROCHESTER, Minnesota
    HMN Financial, Inc. (HMN) (Nasdaq:HMNF), the $900 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.1 million for the first quarter of 2004, up $731,000, or 52.6%, from net income of $1.4 million for the first quarter of 2003. Diluted earnings per common share for the first quarter of 2004 were $0.52, up $0.16, from $0.36 for the first quarter of 2003.

    First Quarter Results

    Net Interest Income

    Net interest income was $7.2 million for the first quarter of 2004, an increase of $1.7 million, or 31.1%, compared to $5.5 million for the first quarter of 2003. Interest income was $12.4 million for the first quarter of 2004, an increase of $1.9 million, or 18.0%, from $10.5 million for the first quarter of 2003. Interest income increased primarily because of an increase in interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $131 million increase in commercial and consumer loans between the periods. The increase in interest income on commercial and consumer loans was partially offset by lower income on the single-family loan portfolio due to a decrease in the outstanding balance and lower interest rates of this portfolio in the first quarter of 2004 when compared to the same period in 2003. Interest expense was $5.1 million for the first quarter of 2004, an increase of $169,000, or 3.4%, compared to $4.9 million for the first quarter of 2003. Interest expense on deposits and Federal Home Loan Bank advances decreased by $1.0 million due to a decrease in the interest rates paid and increased by $1.2 million due to the $144 million increase in the average outstanding balance of deposits and advances between the periods.

    Provision for Loan Losses

    The provision for loan losses was $819,000 for the first quarter of 2004, a decrease of $46,000, from $865,000 for the first quarter of 2003. The provision for loan losses decreased primarily because of the slower loan growth that was experienced in the consumer and commercial loan portfolios in the first quarter of 2004 when compared to the first quarter of 2003. Total non-performing assets were $4.1 million at March 31, 2004, a decrease of $962,000, from $5.0 million at December 31, 2003. The decrease in non-performing assets is primarily related to the payoff of a commercial real estate loan in the first quarter of 2004 that had previously been classified as non-performing.

    Non-Interest Income and Expense

    Non-interest income was $1.5 million for the first quarter of 2004, a decrease of $1.1 million, or 40.3%, from $2.6 million for the first quarter of 2003. Non-interest income decreased by $591,000 because of lower gains on sales of securities. Gain on sale of loans decreased by $1.1 million due to the significant decrease in mortgage loan activity in the first quarter of 2004 when compared to the same period in 2003. These decreases in non-interest income were partially offset by a $348,000 decrease in limited partnership losses because HMN's investment in a limited partnership that invested in mortgage servicing rights was dissolved in the second quarter of 2003. Fees and service charges increased by $136,000 between the periods due to an overdraft protection program that was implemented during the second quarter of 2003 and because of increases in the number of deposit accounts and the fees charged. Mortgage servicing fees increased by $71,000 due to the increased size of the servicing portfolio between the periods.
    Non-interest expense was $4.9 million for the first quarter of 2004, a decrease of $287,000, or 5.5%, from $5.2 million for the first quarter of 2003. Amortization expense on mortgage servicing rights decreased by $537,000 because of a decrease in the prepayments on the mortgage loans being serviced. Compensation expense increased by $249,000 because of annual payroll cost increases and an increase in the number of employees. Data processing costs decreased by $81,000 primarily due to the renegotiation of a third party service contract in the fourth quarter of 2003. Income tax expense increased by $286,000 between the periods primarily because of increased taxable income.

    Return on Assets and Equity

    Return on average assets for the first quarter of 2004 was 0.96%, compared to 0.76% for the first quarter of 2003. Return on average equity was 10.21% for the first quarter of 2004, compared to 7.21% for the same quarter in 2003. Book value per common share at March 31, 2004 was $18.23, compared to $17.24 at March 31, 2003.

    Presidents' Statement

    "We are pleased to report increased net income for the quarter despite the significant decrease in the gains recognized on the sale of mortgage loans between the periods," said HMN President, Michael McNeil. "We believe that our strategy of becoming a diversified full service provider of financial products and services will continue to have a positive effect on our core earnings."

    General Information

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates nine full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in Stewartville, Lake City and St. Cloud, Minnesota and West Des Moines, Iowa. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to HMN's financial expectations for earnings and revenues. A number of factors could cause actual results to differ materially from HMN's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines. Additional factors that may cause actual results to differ from HMN's assumptions and expectations include those set forth in HMN's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                             (unaudited)

----------------------------------------------------------------------
                                              March 31,   December 31,
                                                 2004         2003
----------------------------------------------------------------------

                   Assets

Cash and cash equivalents...................$ 33,502,104   30,496,823
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $12,289,007 and
    $13,707,005)............................  11,936,841   13,048,718
    Other marketable securities (amortized
     cost $96,038,784 and $91,035,285)......  97,065,773   91,615,047
                                             ------------ ------------
                                             109,002,614  104,663,765
                                             ------------ ------------

Loans held for sale.........................   4,954,795    6,542,824
Loans receivable, net....................... 717,020,602  688,951,119
Accrued interest receivable.................   3,816,944    3,462,221
Real estate, net............................     339,011       73,271
Federal Home Loan Bank stock, at cost.......   9,938,100   10,004,400
Mortgage servicing rights, net..............   3,411,229    3,447,843
Premises and equipment, net.................  12,387,533   12,110,151
Investment in limited partnerships..........     187,951      617,042
Goodwill....................................   3,800,938    3,800,938
Core deposit intangible.....................     419,010      447,474
Prepaid expenses and other assets...........     943,937    1,818,156
                                             ------------ ------------
    Total assets............................$899,724,768  866,436,027
                                             ============ ============


    Liabilities and Stockholders' Equity

Deposits....................................$611,656,186  551,687,995
Federal Home Loan Bank advances............. 198,900,000  203,900,000
Accrued interest payable....................     895,541      766,837
Customer escrows............................   1,079,512   22,457,671
Accrued expenses and other liabilities......   5,177,864    6,952,600
Deferred tax liabilities....................     138,600       26,300
                                             ------------ ------------
    Total liabilities....................... 817,847,703  785,791,403
                                             ------------ ------------
Commitments and contingencies
Minority interest...........................    (271,018)    (286,433)
Stockholders' equity:
    Serial preferred stock: ($.01 par value)
     Authorized 500,000 shares; issued and
      outstanding none......................           0            0
    Common stock ($.01 par value):
     Authorized 11,000,000; issued shares
      9,128,662.............................      91,287       91,287
Additional paid-in capital..................  57,715,080   57,863,726
Retained earnings, subject to certain
 restrictions...............................  86,697,978   85,364,657
Accumulated other comprehensive income
 (loss).....................................     436,623      (50,725)
Unearned employee stock ownership plan
 shares.....................................  (4,689,628)  (4,738,084)
Treasury stock, at cost 4,621,382 and
 4,616,010 shares........................... (58,103,257) (57,599,804)
                                             ------------ ------------
    Total stockholders' equity..............  82,148,083   80,931,057
                                             ------------ ------------
Total liabilities and stockholders' equity..$899,724,768  866,436,027
                                             ============ ============
----------------------------------------------------------------------



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                             (unaudited)

----------------------------------------------------------------------
                                                 Three Months Ended
                                                      March 31,
                                                  2004        2003
----------------------------------------------------------------------
Interest income:
   Loans receivable...........................$11,491,264   9,639,924
   Securities available for sale:
       Mortgage-backed and related............    118,864     142,213
       Other marketable.......................    683,407     561,219
   Cash equivalents...........................     26,298      28,917
   Other......................................     36,422      98,651
                                               ----------- -----------
       Total interest income.................. 12,356,255  10,470,924
                                               ----------- -----------

Interest expense:
   Deposits...................................  2,930,034   2,471,263
   Federal Home Loan Bank advances............  2,188,955   2,478,672
                                               ----------- -----------
      Total interest expense..................  5,118,989   4,949,935
                                               ----------- -----------
      Net interest income.....................  7,237,266   5,520,989
Provision for loan losses.....................    819,000     865,000
                                               ----------- -----------
      Net interest income after provision for
       loan losses............................  6,418,266   4,655,989
                                               ----------- -----------

Non-interest income:
   Fees and service charges...................    568,550     432,140
   Mortgage servicing fees....................    287,232     216,576
   Securities gains, net......................          0     591,035
   Gain on sales of loans.....................    412,369   1,465,232
   Earnings (losses) in limited partnerships..     (6,617)   (354,842)
   Other......................................    274,749     221,100
                                               ----------- -----------
      Total non-interest income...............  1,536,283   2,571,241
                                               ----------- -----------

Non-interest expense:
   Compensation and benefits..................  2,528,478   2,279,502
   Occupancy..................................    884,602     823,799
   Federal deposit insurance premiums.........     18,705      18,936
   Advertising................................     87,546      84,864
   Data processing............................    190,565     271,108
   Amortization of mortgage servicing rights,
    net of valuation adjustments and servicing
    costs.....................................    253,449     790,530
   Other......................................    962,574     944,551
                                               ----------- -----------
      Total non-interest expense..............  4,925,919   5,213,290
                                               ----------- -----------
      Income before income tax expense........  3,028,630   2,013,940
Income tax expense............................    910,500     624,400
                                               ----------- -----------
      Income before minority interest.........  2,118,130   1,389,540
Minority interest.............................     (2,331)          0
                                               ----------- -----------
      Net income..............................$ 2,120,461   1,389,540
                                               =========== ===========
Basic earnings per share......................$      0.54        0.37
                                               =========== ===========
Diluted earnings per share....................$      0.52        0.36
                                               =========== ===========
----------------------------------------------------------------------



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
             Selected Consolidated Financial Information
                             (unaudited)

----------------------------------------------------------------------
SELECTED FINANCIAL DATA:                    3 Months Ended
(dollars in thousands, except per share        March 31,
 data)                                      2004      2003
----------------------------------------------------------------------
I.   OPERATING DATA:
     Interest income....................$  12,356    10,471
     Interest expense...................    5,119     4,950
     Net interest income................    7,237     5,521

II.  AVERAGE BALANCES:
     Assets(1)..........................  886,623   737,705
     Loans receivable, net..............  703,126   538,909
     Mortgage-backed and related
      securities(1).....................   13,140    39,897
     Interest-earning assets(1).........  841,282   700,076
     Interest-bearing liabilities.......  798,366   651,481
     Equity(1)..........................   83,526    78,123

III. PERFORMANCE RATIOS:(1)
     Return on average assets
      (annualized)......................     0.96%     0.76%
     Interest rate spread information:..
        Average during period...........     3.33      2.98
        End of period...................     3.29      3.09
     Net interest margin................     3.46      3.20
     Ratio of non-interest expense to
      average total assets (annualized).     2.23      2.87
     Return on average equity
      (annualized)......................    10.21      7.21

                                        ------------------------------
                                         March 31,  Dec 31,  March 31,
                                           2004      2003      2003
                                        ------------------------------
IV.  ASSET QUALITY :
     Total non-performing assets........$   4,073     5,035     6,169
     Non-performing assets to total
      assets............................     0.45%     0.58%     0.81%
     Non-performing loans to total loans
      receivable, net...................     0.47%     0.68%     0.82
     Allowance for loan losses..........$   7,557     6,940     5,658
     Allowance for loan losses to total
      assets............................     0.84%     0.80%     0.74%
     Allowance for loan losses to total
      loans receivable, net.............     1.05      1.01      0.98
     Allowance for loan losses to non-
      performing loans..................   222.20    147.99    120.08

V.   BOOK VALUE PER SHARE:
     Book value per share...............$   18.23     17.93     17.24

                                        ------------------------------
                                         3 Months    Year    3 Months
                                           Ended     Ended     Ended
                                          Mar 31,   Dec 31,   Mar 31,
                                           2004      2003      2003
                                        ------------------------------
VI.  CAPITAL RATIOS :
     Stockholders' equity to total
      assets, at end of period..........     9.13%     9.34%     9.84%
     Average stockholders' equity to
      average assets(1).................     9.42     10.15     10.59
     Ratio of average interest-earning
      assets to average interest-bearing
      liabilities(1)....................   105.38    106.65    107.46
                                        ------------------------------
                                         March 31,  Dec 31,  March 31,
                                           2004      2003      2003
                                        ------------------------------
VII. EMPLOYEE DATA:
     Number of full time equivalent
      employees.........................      200       203       189

----------------------------------------------------------------------
(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.



    CONTACT: HMN Financial, Inc., Rochester
             Michael McNeil, 507-535-1202